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EXHIBIT 18.1
RAINES AND FISCHER         Certified Public Accountants
                                      535 FIFTH AVENUE        TEL.  212 953 9200
                                      25TH FLOOR              FAX.  212 953 9366
                                      NEW YORK, NY 10017


                                  May 30, 2000

Board of Directors
Globaletutor.com, Inc.
3340 Peachtree Road N.E.
Suite 1800
Atlanta, GA 30326


Gentlemen:


     I acknowledge receipt of a copy of the disclosures set forth in your current report on Form 8-K dated May 23, 2000, under the heading "Change of Accountant," made in response to Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission. This letter will confirm that I agree with the statements made by you in this section.

     There were no disagreements with the Company for the annual periods or for the period up to the date of dismissal.


                                       Sincerely,

                                       /s/ Raines & Fischer